UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2009 (May 5, 2009)

Crawford & Company

(Exact Name of Registrant as Specified in Its Charter)

Georgia	1-10356	58-0506554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Summit Blvd, N.E., Atlanta, Georgia 30319

(Address, Including Zip Code, of Principal Executive Offices)

(404) 300-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2009, Crawford & Company (the “Company”) announced that the Board of Directors of the Company, upon the recommendation of the Company’s Nominating / Corporate Governance / Compensation Committee, elected Lt. Gen. Russel L. Honoré (Ret.) as a director of the Company. Lt. Gen. Honoré was a 37-year veteran of the United States Army and held numerous command positions during his service. Most recently, he served as Commanding General, First U.S. Army from 2004 until 2008, and headed the Joint Task Force – Katrina in 2005. Since his retirement from the United States Army in February 2008, Lt. Gen. Honoré has become a senior scientist with The Gallup Organization, a performance management consulting firm, and has served in numerous other capacities as a professor, consultant and professional speaker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Allen W. Nelson
Name: Title:	Allen W. Nelson Executive Vice President – General Counsel and Corporate Secretary

Date: May 8, 2009